UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

THERMOGENESIS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16375 (Commission File Number)	94-3018487 (I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2006, ThermoGenesis Corp. ("TGC") entered into a Product Development and Supply Agreement (the “Agreement”) with Biomet Biologics, an affiliate of Biomet, Inc. (“Biomet”). Under the Agreement, (i) TGC will develop a fibrinogen concentration kit containing TGC’s CryoSeal II Kit (the “Product”); (ii) TGC will grant intellectual property license rights to Biomet and its affiliates to manufacture, use and sell the Product for use in surgical hemostats, graft delivery systems and surgeries; (iii) Biomet will grant to TGC a right of first offer to manufacture the Product; and (iv) if TGC does not manufacture the Product, Biomet will pay a royalty to TGC. If TGC does not supply fibrinogen reagent to Biomet within 180 days of request, TGC will grant Biomet the intellectual property license rights to manufacture, use and sell fibrinogen reagent for use in surgical hemostats, graft delivery systems and surgeries. Biomet will pay TGC development fees for the Product based on certain established milestones, and will purchase minimum quantities of the Product each year from TGC should TGC be selected as the manufacturer. The Agreement has a term of 5 years. The foregoing is qualified in its entirety by the Product Development and Supply Agreement. For more information, see the Agreement attached as Exhibit 10 and press release attached as Exhibit 99.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10	Product Development and Supply Agreement between ThermoGenesis Corp. and Biomet Biologics dated July 28, 2006

99	Press release dated August 3, 2006, titled “ThermoGenesis Corp. Signs Agreement With Biomet Biologics, Inc. to Produce Intra-Operative Autologous Fibrin Sealant.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: August 3, 2006	/s/ Matthew Plavan
Matthew Plavan,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10	Product Development and Supply Agreement between ThermoGenesis Corp. and Biomet Biologics dated July 28, 2006

99	Press release dated August 3, 2006, titled “ThermoGenesis Corp. Signs Agreement With Biomet Biologics, Inc. to Produce Intra-Operative Autologous Fibrin Sealant.”